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                                                                     EXHIBIT 5.1


                                VINSON & ELKINS
                               ATTORNEYS AT LAW

                            VINSON & ELKINS L.L.P.
                             2300 FIRST CITY TOWER
                              1001 FANNIN STREET
                          HOUSTON, TEXAS  77002-6760
                           TELEPHONE (713) 758-2222
                              FAX (713) 758-2346



                                April 19, 2001


Plains All American Pipeline, L.P.
500 Dallas Street
Houston, TX 77002


Ladies and Gentlemen:

     We have acted as counsel for Plains All American Pipeline, L.P., a Delaware limited partnership (the "Partnership") and Plains All American Inc., a Delaware Corporation and the general partner of the Partnership (the "General Partner"), with respect to certain legal matters in connection with the registration by the Partnership, under the Securities Act of 1933, as amended (the "Securities Act"), of the offer and sale by the Partnership from time to time, pursuant to Rule 415 under the Securities Act, of common units of the Partnership (the "Common Units"). The aggregate initial offering prices of the Common Units to be offered and sold by the Partnership pursuant to the Partnership's Registration Statement on Form S-3 (the "Registration Statement"), to which this opinion is an exhibit, will not exceed $125,000,000. The Common Units will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the Prospectus (each, a "Prospectus Supplement") contained in the Registration Statement.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Agreement of Limited Partnership of the Partnership, as amended to the date hereof (the "Partnership Agreement"), (ii) the Registration Statement, and (iii) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Units offered thereby; (iii) all Common Units will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) at the time of any offering or sale of any Common Units, that the Partnership shall have such number of Common Units, as set forth in such offering or sale, authorized or created and available for issuance; (v) a definitive purchase, underwriting or similar agreement with respect to any Common Units offered will




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Plains All American Pipeline, L.P.
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April 19, 2001


have been duly authorized and validly executed and delivered by the Partnership and the other parties thereto and (vi) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

     1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act; and

     2. All of the Common Units offered by means of the Registration Statement have been duly authorized by the Partnership Agreement and when (a) the Registration Statement has become effective under the Securities Act, and (b) the Common Units have been issued and sold as contemplated in the Registration Statement, the Common Units will be legally issued and fully paid and non-assessable, except as such non-assessability may be affected by the matters below:

       (a) If a court were to determine that the right or exercise of the right under the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") by the holders of Common Units and subordinated units (the "Limited Partners") of the Partnership as a group

            (i)  to remove or replace the General Partner;

            (ii)  to approve certain amendments to the Partnership Agreement; or

            (iii)  to take certain other actions under the Partnership Agreement constitutes "participation in the control" of the Partnership's business for the purposes of the Delaware Act, then the Limited Partners could be held personally liable for the Partnership's obligations under the laws of Delaware, to the same extent as the General Partner with respect to persons who transact business with the Partnership reasonably believing, based on the conduct of any of the Limited Partners, that such Limited Partner is a general partner.

       (b) Section 17-607 of the Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that it was made in violation of the Delaware Act shall be liable to the limited partnership for three years for the amount of the distribution.

The foregoing opinions are limited to the federal laws of the United States of America and the Delaware Revised Uniform Limited Partnership Act.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under

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Plains All American Pipeline, L.P.
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April 19, 2001


the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

                                      Very truly yours,

                                      /s/ VINSON & ELKINS L.L.P.